As filed with the Securities and Exchange Commission
                      on January 23, 1996

                                        Registration No. 33-64453
=================================================================


               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                       -------------------
                         AMENDMENT NO. 1
                               to
                            FORM S-3
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                       ------------------

                      Eastman Kodak Company
     (Exact name of registrant as specified in its charter)

         New Jersey                          16-0417150
(State or other jurisdiction of            (I.R.S. employer
incorporation or organization)         identification number)

                        343 State Street
                   Rochester, New York  14650
                         (716) 724-4000
       (Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

                        ----------------

                       JOYCE P. HAAG, ESQ.
                            Secretary
                      Eastman Kodak Company
                        343 State Street
                 Rochester, New York  14650-0208
                         (716) 724-4368
    (Name, address, including zip code, and telephone number, including area code, of agent for service)


                  Copies of correspondence to:

     Joyce P. Haag, Esq.             Allan G. Sperling, Esq.
    Eastman Kodak Company      Cleary, Gottlieb, Steen & Hamilton
       343 State Street                 One Liberty Plaza
Rochester, New York  14650-0208     New York, New York  10006

                       ------------------

          Approximate date of commencement of proposed
                       sale to the public:
From time to time after the effective date of this Registration
Statement as determined by market conditions.


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

=================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission.
These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


        SUBJECT TO COMPLETION, DATED JANUARY 23, 1996
-----------------------------------------------------------------
                           PROSPECTUS
-----------------------------------------------------------------

                      Eastman Kodak Company

   7,354,316 shares of Common Stock, par value $2.50 per share

-----------------------------------------------------------------

     This Prospectus covers the resale of up to 7,354,316 shares of common stock, par value $2.50 per share (the "Common Stock"), of Eastman Kodak Company, a New Jersey corporation ("Kodak" or the "Company"), by the Kodak Retirement Income Plan (the "Selling Stockholder" or the "Retirement Income Plan"). The Selling Stockholder may offer the Common Stock for sale from time to time at prices and on terms to be determined at or prior to the time of sale.

     The Common Stock may be sold by the Selling Stockholder from time to time directly to purchasers, through agents or dealers, or to or through underwriters or a group of underwriters. See "Plan of Distribution." If required, the names of any such agents or underwriters involved in the sale of the Common Stock in respect of which this Prospectus is being delivered and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement"). Any Prospectus Supplement will set forth, among other matters, the number of shares of Common Stock being offered pursuant to such Prospectus Supplement, the terms of the offering and sale of such Common Stock, the initial offering price and the net proceeds to the Selling Stockholder from the sale thereof.

     The Selling Stockholder will receive all of the net proceeds from the sale of the Common Stock and will pay all underwriting discounts and selling commissions, if any, applicable to any such sale. The Company is responsible for payment of all other expenses incident to the offer and sale of the Common Stock. The Selling Stockholder and any dealers, agents or underwriters that participate in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commission received by them and any profit on the resale of the Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of indemnification arrangements.

     The Common Stock is listed in the United States on the New
York Stock Exchange (the "NYSE") under the symbol EK.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
         COMMISSION OR ANY STATE SECURITIES COMMISSION
             PASSED UPON THE ACCURACY OR ADEQUACY OF
             THIS PROSPECTUS.  ANY REPRESENTATION TO
               THE CONTRARY IS A CRIMINAL OFFENSE.

                       ------------------

         The date of this Prospectus is          , 1996.

          No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus or any accompanying Prospectus Supplement and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, the Selling Stockholder or any underwriter, dealer or agent. This Prospectus and any accompanying Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

                       ------------------

                      AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company may be inspected and copied at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, and at the Commission's regional offices in New York (7 World Trade Center, 13th Floor, New York, New York 10048) and Chicago (Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511). Reports, proxy statements and other information concerning the Company also may be inspected at the offices of The New York Stock Exchange, Inc., 11 Wall Street, New York, New York 10005. This Prospectus does not contain all the information set forth in the Registration Statement, of which this Prospectus is a part, and Exhibits thereto which the Company has filed with the Commission under the Securities Act and to which reference is hereby made.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following reports, which were filed by the Company
(Commission File No. 1-87) with the Commission under the Exchange
Act, are incorporated in this Prospectus by reference:

          (1) Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A dated May 1, 1995; and
          (2) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995, and September 30, 1995.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

          Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus and to be a part hereof from the date of filing of such documents.

          Any person receiving a copy of this Prospectus, including any beneficial owner of Common Stock, may obtain without charge, upon oral or written request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents which are not specifically incorporated by reference into such documents. Written requests should be mailed to Joyce P. Haag, Secretary, Eastman Kodak Company, 343 State Street, Rochester, New York 14650-0208. Telephone requests may be directed to Ms. Haag at (716) 724-4368.

                           THE COMPANY

          Kodak is engaged primarily in developing, manufacturing, and marketing consumer and commercial imaging products.

          The products of the consumer imaging segment are used for capturing, recording or displaying a consumer originated image. Kodak manufactures and markets various components of imaging systems. For amateur photography, Kodak supplies films, photographic papers, processing services, photographic chemicals, cameras and projectors.

          The commercial imaging segment consists of businesses that serve the imaging and information needs of commercial customers. Products in this segment are used to capture, store, process and display images and information in a variety of forms. Kodak products for the commercial imaging segment include films, photographic papers, photographic plates, chemicals, processing equipment and audiovisual equipment, as well as copiers, graphic arts films, microfilm products, applications software, printers and other business equipment and service agreements to support these products. These products serve professional photofinishers, professional photographers, customers in the healthcare industry, customers in motion picture, television, commercial printing and publishing, office automation and government markets.

          Kodak's principal executive offices are located at 343
State Street, Rochester, New York 14650 (telephone (716) 724-
4000).

                         USE OF PROCEEDS

          The Company will not receive any proceeds from the sale of the Common Stock offered hereby.

                 DESCRIPTION OF THE COMMON STOCK

          The following is a brief description of the Common
Stock.

Dividend Rights

          Each share of the Common Stock ranks equally with all other shares of Common Stock with respect to dividends.
Dividends may be declared by the Board of Directors and paid by Kodak at such times as the Board of Directors determines, all pursuant to the provisions of the New Jersey Business Corporation Act.

Voting Rights

          Each holder of Common Stock is entitled to one vote per share of such stock held. The Common Stock does not have cumulative voting rights. Holders of Common Stock are entitled to vote on all matters requiring shareholder approval under New Jersey law and Kodak's Restated Certificate of Incorporation and By-Laws, and to elect the members of the Board of Directors. Directors are divided into three classes, each such class, as
nearly as possible, having the same number of directors.   At
each annual meeting of the shareholders, the directors chosen to succeed those whose terms have then expired shall be identified as being of the same class as the directors they succeed and shall be elected by the shareholders for a term expiring at the third succeeding annual meeting of the shareholders.

Liquidation Rights

          Holders of Common Stock are entitled on liquidation to receive all assets which remain after payment to creditors and holders of preferred stock.

Preemptive Rights

          Holders of Common Stock are not entitled to preemptive rights. There are no provisions for redemption, conversion rights, sinking funds, or liability for further calls or assessments by Kodak with respect to the Common Stock.

                       SELLING STOCKHOLDER

          All of the shares of Common Stock that may be offered hereby from time to time will be owned and offered by or on behalf of the Retirement Income Plan. The Kodak Retirement Income Plan Committee (the "Committee") is the named fiduciary of the Retirement Income Plan pursuant to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          The Retirement Income Plan, created in 1928, is a tax-qualified, defined benefit pension plan for virtually all U.S. employees of Kodak. Retirement income benefits are based upon an individual's "average participating compensation," which is the average of three years of those earnings described in the Retirement Income Plan as "participating compensation." For an employee with up to 35 years of accrued service, the annual normal retirement income benefit is computed by multiplying the number of years of accrued service by the sum of (a) 1.3% of "average participating compensation" ("APC") for the employee's final three years, plus (b) 0.3% of APC in excess of the average Social Security wage base for the employee's final three years. For an employee with more than 35 years of accrued service, the amount computed above is increased by 1% for each year in excess of 35 years. The retirement income benefit is not subject to any deductions for Social Security benefits or other offsets. Officers are entitled to benefits on the same basis as other employees. The normal form of benefit is an annuity, but a lump sum payment is available as an option for benefits accrued prior to January 1, 1996.

          Under ERISA and the Internal Revenue Code, the Retirement Income Plan is permitted to invest up to 10% of its assets in qualifying employer securities, including shares of Common Stock issued by Kodak. Between November 17, 1995 and December 18, 1995 (inclusive), Kodak contributed shares of Common Stock to the Retirement Income Plan in lieu of current and certain future cash contributions. The Committee, on behalf of the Retirement Income Plan and consistent with its responsibilities under ERISA and the Internal Revenue Code, decided to accept the contribution. Kodak decided to contribute the shares of Common Stock because it believed the investment would be an appropriate investment for, and would improve the funding position of, the Retirement Income Plan.

          The Committee appointed The Bank of New York (together with any successor, the "Investment Manager") to serve as an investment manager for the Retirement Income Plan with respect to the management and disposition of all of the shares of Common Stock held by the Retirement Income Plan in a separate investment fund (the "Fund") pursuant to a Management Agreement dated November 14, 1995 between the Committee and the Investment Manager (the "Management Agreement").

          The Investment Manager has responsibility to manage the shares of Common Stock held by the Retirement Income Plan in the Fund in accordance with and subject to ERISA and the Management Agreement. The Investment Manager has the authority and discretion to cause the Retirement Income Plan to retain such shares or sell all or any portion thereof from time to time as it may deem appropriate, and to direct the voting of and the exercise of all other rights relating to such shares.

          As of September 30, 1995, the Retirement Income Plan did not have beneficial ownership of any shares of Common Stock. Between November 17, 1995 and December 18, 1995 (inclusive), Kodak contributed 7,354,316 shares of Common Stock to the Retirement Income Plan having an aggregate value of $499,999,237 at the time of their contribution. All shares of Common Stock contributed by Kodak to the Retirement Income Plan were treasury shares of Kodak prior to their contribution. Such shares represent approximately 2.1% of the shares of Common Stock outstanding as of September 30, 1995 (not including such shares).

          Kodak will not receive any of the proceeds of the sale of any of the shares of Common Stock offered hereby. All of such proceeds will be for the account of the Selling Stockholder and for the benefit of employees and retirees and their beneficiaries participating in the Retirement Income Plan.

                      PLAN OF DISTRIBUTION

          The Selling Stockholder may sell the Common Stock from time to time in one or more transactions inside and/or outside the United States (i) through underwriters, (ii) through dealers,
(iii) through brokers or agents or (iv) directly to purchasers. If the sale of Common Stock by the Selling Stockholder requires a Prospectus Supplement, any such Prospectus Supplement with respect to the Common Stock being offered thereby will set forth the terms of the offering of such Common Stock, including the names of any underwriters, dealers or agents involved in the sale of such Common Stock, the aggregate number of shares of Common Stock to be sold and any applicable commissions or discounts.
The net proceeds to the Selling Stockholder also will be set forth in any such Prospectus Supplement.

          If underwriters are used in the sale, the Common Stock being sold will be acquired by the underwriters for their own account and distribution of the Common Stock by such underwriters may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Unless otherwise set forth in any Prospectus Supplement with respect to the sale of the Common Stock being offered thereby, the obligations of the underwriters to purchase such Common Stock will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such Common Stock if any of such Common Stock is purchased. The initial public offering price of any shares of Common Stock and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

          If dealers are used in the sale, unless otherwise indicated in any Prospectus Supplement with respect to the sale of the Common Stock being offered thereby, the Selling Stockholder will sell such Common Stock to the dealers as principals. The dealers may then resell such Common Stock to the public at varying prices to be determined by such dealers at the time of resale.

          Common Stock may also be sold through brokers or agents designated by the Selling Stockholder from time to time or directly by the Selling Stockholder. Unless otherwise indicated in any Prospectus Supplement sales through a broker will be in ordinary brokerage transactions in which customary commissions will be paid and sales through any other agent will be on a best efforts basis for the period of the agent's appointment.

          The Selling Stockholder and any underwriters, dealers or agents that participate in the distribution of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such Common Stock and any discounts, commissions, concessions or other compensation received by any such underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

          Underwriters, dealers and agents who participate in the distribution of the Common Stock may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company and/or the Selling Stockholder in the ordinary course of business.

          To comply with the securities laws of certain jurisdictions, if applicable, the Common Stock will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Common Stock may not be offered or sold unless it has been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

          Pursuant to the Registration Rights Agreement dated as of November 17, 1995, by and between Eastman Kodak Company and The Bank of New York as Investment Manager for the Kodak Retirement Income Plan, all expenses of the registration of the Common Stock will be paid by the Company, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Stockholder will pay all underwriting discounts and selling commissions, if any. The Selling Stockholder will be indemnified by the Company against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

                         LEGAL OPINIONS

          The validity of the Common Stock will be passed upon for the Company by Gary P. Van Graafeiland, its Senior Vice
President and General Counsel.

                             EXPERTS

          The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A dated May 1, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             PART II

           INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     Registration fee                         $193,815
     Accounting fees and expenses                5,000*
     Legal fees and expenses                     7,500*
     Blue sky fees and expenses                  3,000*
     Miscellaneous                               2,685*
                                              --------
          Total                               $212,000
                                              ========

-----------------
*    Estimated.


Item 15.  Indemnification.

          Section 14A:3-5 of the New Jersey Business Corporation Act empowers a corporation to indemnify its directors, officers, and employees against (a) expenses or liabilities in connection with any proceeding involving such persons by reason of their being such directors, officers, or employees, other than a proceeding by or in the right of the corporation, if (i) such directors, officers, or employees acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, (ii) with respect to any criminal proceeding, such directors, officers, or employees had no reasonable cause to believe their conduct was unlawful, and
(b) expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor involving such persons by reason of their being such directors, officers, or employees if such directors, officers, or employees acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the corporation.
Article 8, Section 2 of the Company's by-laws provides for indemnification, to the full extent permitted by law, of the Company's directors, officers, and employees. In addition, the Company maintains directors and officers liability insurance insuring its directors and officers against that which they cannot be indemnified by the Company.

          In the event of an underwritten offering of any Common
Stock, the underwriters will agree to indemnify the Company and its directors and officers against certain liabilities, including liabilities under the Securities Act of 1933.

Item 16.  Exhibits.

(4)(a)    ---  Certificate of Incorporation of Eastman Kodak
               Company (incorporated by reference to Exhibit 3(A) to the Annual Report on Form 10-K of Eastman Kodak Company for the year ended December 31, 1994).

(4)(b)    ---  By-Laws of Eastman Kodak Company (incorporated by
               reference to Exhibit 3(B) to the Annual Report on Form 10-K of Eastman Kodak Company for the year ended December 31, 1994).

*(5)      ---  Opinion of Gary P. Van Graafeiland, Esq.

*(23)(a)  ---  Consent of Independent Accountants.

*(23)(b)  ---  Consent of Gary P. Van Graafeiland, Esq. (included in Exhibit (5)).

*(99)(a)  ---  Registration Rights Agreement, dated as of
               November 17, 1995, by and between Eastman Kodak Company and The Bank of New York as Investment Manager for the Kodak Retirement Income Plan.

(99)(b)   ---  Plan document for the Kodak Retirement Income
               Plan.

------------------------
*  Filed previously.


Item 17.  Undertakings.

          The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i)  To include any prospectus required by
          Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by Registrant pursuant to Section 13 or
          Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference; and

                    (iii)     To include any material information
          with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
          Statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the provisions described in Item 15 above, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on the 23rd day of January, 1996.

                              Eastman Kodak Company


                              By  /s/ Joyce P. Haag
                                ----------------------------
                                  Joyce P. Haag
                                  Secretary


          Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on January 23, 1996.


  Officers and Directors                   Title
  ----------------------                   -----
  George M.C. Fisher*              Chairman, President,
                                 Chief Executive Officer,
                                 Chief Operating Officer
                                       and Director

  Harry L. Kavetas*              Executive Vice President
                               (Principal Financial Officer)

  David J. FitzPatrick*                 Controller
                              (Principal Accounting Officer)

  Richard S. Braddock*                   Director

  Karlheinz Kaske*                       Director

  Alice F. Emerson*                      Director

  Roberto C. Goizueta*                   Director

  Paul E. Gray*                          Director

  Wilbur J. Prezzano*                    Director

  Leo J. Thomas*                         Director

  Richard A. Zimmerman*                  Director



*By  /s/ Joyce P. Haag
   --------------------------
     Joyce P. Haag
     Secretary

                          EXHIBIT INDEX


Exhibit
Number                                                       Page

(4)(a)     Certificate of Incorporation of Eastman
           Kodak Company (incorporated by reference to Exhibit 3(A) to the Annual Report on Form 10-K of Eastman Kodak Company for the year ended December 31, 1994).

(4)(b)     By-Laws of Eastman Kodak Company
           (incorporated by reference to Exhibit
           3(B) to the Annual Report on Form 10-K
           of Eastman Kodak Company for the year
           ended December 31, 1994).

(99)(b)    Plan document for the Kodak Retirement
           Income Plan.